UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2013

MERU NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34659	26-0049840
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

894 Ross Drive
Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 215-5300

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 27, 2013, Meru Networks, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with William Blair & Company, L.L.C (the “Underwriter”), pursuant to which the Company agreed to offer and sell up to 3,000,000 shares of its common stock, par value $0.0005 per share, at a price of $4.00 per share (the “Offering”). Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase an additional 450,000 shares of the Company’s common stock to cover overallotments, if any. The Company expects to receive approximately $12 million in gross proceeds from the Offering before underwriting discounts and commissions and Offering expenses.

The Underwriting Agreement contains representations, warranties and covenants that are customary for transactions of this type. The shares are expected to be delivered to the Underwriters on or about March 4, 2013, subject to the satisfaction of customary closing conditions.

The shares were registered for offer and sale on a delayed basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), under the Company’s Registration Statement on Form S-3 (Registration No. 333-183726), which was declared effective by the Securities and Exchange Commission (the “SEC”) on November 8, 2012. In connection with this Offering, the Company filed a preliminary prospectus supplement with the SEC on February 27, 2013 pursuant to Rule 424(b) under the Securities Act.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

The opinion of the Company’s counsel regarding the validity of the shares issued pursuant to the Offering is also filed as Exhibit 5.1.

Item 8.01.  Other Events.

On February 27, 2013, the Company issued a press release titled “Meru Networks Announces Pricing of Public Offering of Common Stock.” A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement between the Meru Networks, Inc. and William Blair & Company, L.L.C., dated February 27, 2013

5.1	Opinion of Fenwick & West LLP

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)

99.1	Press release of Meru Networks, Inc. dated February 27, 2013

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the completion, timing and size of the proposed offering. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including, among others, the ability to manage successfully and complete the public offering, the general economic and/or market conditions and the risk factors set forth in the Company’s filings with the SEC, including the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 and the prospectus supplement related to the Offering. The Company undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MERU NETWORKS, INC.

Date: February 27, 2013	/s/ Brett T. White
Brett T. White Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement between the Meru Networks, Inc. and William Blair & Company, L.L.C., dated February 27, 2013

5.1	Opinion of Fenwick & West LLP

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)

99.1	Press release of Meru Networks, Inc. dated February 27, 2013